UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2017

IASO BIOMED, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-215083	47-3474169
(Commission file number)	(IRS employer identification no.)

7315 East Peakview Avenue Centennial, Colorado	80111
(Address of principal executive offices)	(Zip code)

(720) 389-0650

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act of 1933, as amended, and   ☐

Item 8.01 Other Events.

On July 20, 2017, IASO BioMed, Inc. (the “Registrant”) entered into an agreement for the purchase of $100,000 units, at a purchase price of $.40 per unit, consisting of one share of common stock of the Registrant, par value $.0001 per share, and one warrant to purchase one share of common stock at a purchase price of $.01 per share with an expiration date of three years from the date of issuance.  The sale of the units was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(c) promulgated thereunder.  The Registrant may offer up to a maximum of $1,000,000 of units to accredited investors who invest a minimum of $75,000 or more under these terms.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Subscription Agreement and Warrant. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASO BIOMED, INC..

Date: July 25, 2017	By:	/s/ Richard M. Schell
Richard M. Schell
Chief Executive Officer

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